                                   EXHIBIT 1

(1) These shares are held directly by YF ART Holdings, L.P. ("YFA"). This Form 3 is jointly filed by (i) YFA, (ii) YF ART Holdings GP, LLC ("YFA GP"), (iii)
    Yucaipa American Alliance Fund I, LP ("YAAF I"), (iv) Yucaipa American
    Alliance Fund I, LLC ("YAAF I LLC"), (v) Yucaipa American Funds, LLC
    ("Yucaipa American Funds"), (vi) Yucaipa American Management, LLC ("Yucaipa
    American" and, together with YFA, YFA GP, YAAF I, YAAF I LLC, and Yucaipa
    American Funds, the "Yucaipa Entities"), and (vii) Ronald W. Burkle. YFA GP
    is the general partner of YFA. YAAF I is the managing member of YFA GP. YAAF
    I LLC is the general partner of YAAF I. Yucaipa American Funds is the managing member of YAAF I LLC. Yucaipa American is the managing member of
    Yucaipa American Funds. Mr. Burkle is the managing member of Yucaipa
    American. Each of Mr. Burkle, YFA GP, YAAF I, YAAF I LLC, Yucaipa American
    Funds, and Yucaipa American, by virtue of their direct or indirect control of YFA, may be deemed to beneficially own some or all of the securities reported as being held by YFA. Each of the reporting persons hereunder disclaims beneficial ownership of the reported securities except to the extent of its or his pecuniary interest therein. This Form 3 shall not be deemed to be an admission that any reporting person hereunder is the beneficial owner of any of the reported securities for purposes of Section
    16 of the Securities Exchange Act of 1934, as amended ("Section 16"), or for any other purpose. CF Cold LP, a limited partner of YFA, is not controlled by Mr. Burkle and may file reports under Section 16 separately from Mr.
    Burkle and the Yucaipa Entities with respect to the securities reported herein.

(2) The common share warrants expire on the earliest to occur of (i) 5:00 p.m.
    New York time on January 31, 2019, (ii) the closing of a qualified sale transaction and (iii) the closing of a qualified initial public offering.